Exhibit 99.1

PHAZAR CORP Reports First Quarter Fiscal Year 2013 Financial Results

MINERAL WELLS, Texas--(BUSINESS WIRE)--November 13, 2012--PHAZAR CORP (NASDAQ: ANTP) designs, manufactures and markets antennas, towers, support structures, masts and communication accessories worldwide. Today, PHAZAR CORP announces the results of operations for the three month period ended September 30, 2012 and 2011, respectively.

First Quarter Fiscal Year 2013

Revenues of $1,159,836 for the first quarter decreased 18% compared to $1,415,218 for the same three month period last year. Sales from our shipboard and safety climb product lines are down $123,755 and $108,045, respectively quarter over quarter.

Cost of sales and contracts from operations were $1,319,406 for the quarter ended September 30, 2012 compared to $779,319 for the quarter ended September 30, 2011, up $540,087, or 69%. The $540,087 increase consists of approximately $600,000 reserve for slow moving inventory offset by a $59,913 (or 8%) decline in cost of goods sold on back of 18% decrease in sales quarter over quarter. The Company reviewed its policy in estimating slow moving inventory to more accurately value inventory that may have become impaired or obsolete due to advancing technology or changes in demand of product by some customers. As such, the Company incurred a charge of approximately $600,000 which represents a reserve of $197,794 and $402,206 against the raw material and finished goods inventories, respectively. Gross profit margins for the quarter, at 38% before the slow moving inventory charge, were down seven basis points from the 45% gross profit margin reported in the comparable period last year, related to a higher level of overhead rates and a change in the product mix.

Sales and administration expense of $537,996 is down $207,374 or 27.8% for the three month period ended September 30, 2012 compared to the prior year expense of $745,370 related to an increase in plant utilization overhead. Research and development costs of $174,096 were up $74,634, for the three months ended September 30, 2012 compared to $99,462 in the prior year. The increase represents continued product development for the commercial wireless product line.

The Company recorded a net loss of $785,372, or $0.34 per share for the three month period ended September 30, 2012 compared to net loss of $120,255, or $0.05 per share for the comparable period in the prior year.

Backlog of Orders

The Company's backlog of orders on September 30, 2012, totaled approximately $1,951,400 compared to $1,487,491 at June 30, 2012, an increase of 31.1%. Incoming orders for the three month period ended September 30, 2012 totaled $1,627,363 versus $1,724,724 for the three month period ended September 30, 2011, a decrease of 5.6%.

More information and analysis of PHAZAR CORP’s financial results will be provided in the management discussion and analysis of financial condition and results of operations in the Form 10-Q for the three month period ended September 30, 2012, filed with the Securities and Exchange Commission on November 9, 2012.

The Form 10-Q will be available at the SEC’s website at www.sec.gov and PHAZAR CORP’S website at www.phazarcorp.com.

Product information is available at www.antennaproducts.com and www.phazar.com.

The common stock of PHAZAR CORP is listed on the NASDAQ Capital Market under the trading symbol “ANTP”. This press release contains forward-looking information within the meaning of Section 29A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performances and underlying assumption and other statements, which are other than statements of historical facts. Certain statements contained herein are forward-looking statements and, accordingly, involve risks and uncertainties, which could cause actual results, or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitations, management’s examination of historical operating trends, data contained in the Company’s records and other data available from third parties, but there can be no assurance that management’s expectations, beliefs or projections will result, or be achieved, or accomplished.

PHAZAR CORP AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2012 AND JUNE 30, 2012

	September 30, 2012 (Unaudited)	June 30, 2012
CURRENT ASSETS
Cash and cash equivalents	$797,814	$528,876
Accounts receivable:
Trade, net of allowance for doubtful accounts of $0
as of September 30, 2012 and June 30, 2012	414,766	880,342
Inventories	1,904,988	2,376,427
Note receivable	1,523,465	1,477,161
Prepaid expenses and other assets	92,128	95,231
Income taxes receivable	29,321	29,321
Deferred income taxes	206,536	211,674
Total current assets	4,969,018	5,599,032

Property and equipment, net	964,622	997,426

Long - term deferred income tax	306,893	301,547
TOTAL ASSETS	$6,240,533	$6,898,005

CURRENT LIABILITIES
Accounts payable	$170,653	$274,628
Accrued liabilities	366,728	300,637
Deferred revenues	164,500	19,619
Liabilities held for discontinued operations	114,571	114,571
Total current liabilities	$816,452	$709,455

TOTAL LIABILITIES	$816,452	$709,455

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred Stock, $1 par, 2,000,000 shares authorized, none issued
or outstanding, attributes to be determined when issued	-	-

Common stock, $0.01 par, 6,000,000 shares authorized
and 2,394,228, and 2,391,628 issued on September 30, 2012 and June 30, 2012, respectively	23,943	23,917

Additional paid in capital	4,756,677	4,735,800
Treasury stock, at cost, 74,691 shares on September 30, 2012 and June 30, 2012	(215,918)	(215,918)
Retained earnings	859,379	1,644,751
Total shareholders’ equity	5,424,081	6,188,550

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$6,240,533	$6,898,005

PHAZAR CORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

	Three Months Ended
	September 30, 2012 (Unaudited)	September 30, 2011 (Unaudited)
Sales and contract revenues	$1,159,836	$1,415,218
Cost of sales and contracts	1,319,406	779,319
Gross profit (loss)	(159,570)	635,899

Selling, general and administration expenses	537,996	745,370
Research and development costs	174,096	99,462
Total operating expenses	712,092	844,832

Operating loss	(871,662)	(208,933)

Other income
Interest income (net)	17,319	38,292
Other income	68,971	6,480
Total other income	86,290	44,772

Loss from operations before income taxes	(785,372)	(164,161)

Income tax expense (benefit)	-	(55,815)

Net loss before discontinued operations	(785,372)	(108,346)

Loss from discontinued operations	-	(18,044)
Income tax benefit from discontinued operations	-	6,135
Net loss from discontinued operations	$-	$(11,909)

Net loss	$(785,372)	$(120,255)

Basic loss per common share
Continuing operations	$(0.34)	$(0.05)
Discontinued operations	(0.00)	(0.00)
Net loss	$(0.34)	$(0.05)

Diluted loss per common share
Continuing operations	$(0.34)	$(0.05)
Discontinued operations	(0.00)	(0.00)
Net loss	$(0.34)	$(0.05)

Basic weighted average of common shares outstanding	2,311,559	2,311,124
Diluted weighted average of common shares outstanding	2,311,559	2,311,124

PHAZAR CORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

	Three Months Ended
	September 30, 2012	September 30, 2011
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(785,372)	$(120,255)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation	32,804	32,347
Provision for slow moving inventory	600,000	-
Loss from discontinued operations	-	11,909
Stock based compensation	20,903	18,066
Deferred federal income tax	(208)	(4,191)
Changes in operating assets and liabilities:
Accounts receivable	465,576	335,698
Inventories	(128,561)	(130,683)
Income taxes receivable	-	(56,579)
Prepaid expenses and other assets	3,103	44,142
Accounts payable	(103,975)	90,646
Accrued liabilities	66,091	150,468
Deferred revenues	144,881	(2,355)
Net cash used in discontinued operations	-	(75,398)
Net cash provided by operating activities	315,242	293,815

CASH FLOWS FROM INVESTING ACTIVITIES:
Funding of note receivable	(46,304)	(148,034)
Purchase of property and equipment	-	(37,250)
Net cash used in investing activities	(46,304)	(185,284)

Net increase in cash and cash equivalents	268,938	108,531
CASH AND CASH EQUIVALENTS, beginning of period	528,876	1,169,318
CASH AND CASH EQUIVALENTS, end of period	$797,814	$1,277,849

CONTACT:
Antenna Products Corporation
Kathy Kindle, 940-325-3301
Fax: 940-325-0716
kindle@phazarcorp.com